UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

Green Brick Partners, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principalexecutive offices)	(Zip code)

Registrant’s telephone number, including area code: (469) 573-6755

(Former name or former address, if changed since last report)

Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2015, Green Brick Partners, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Section 382 Rights Agreement, dated as of March 27, 2014, between the Company (formerly known as Biofuel Energy Corp.) and Broadridge Corporate Issuer Solutions, Inc. as rights agent (the “Rights Agreement”), which protects the Company from a possible limitation on the Company’s ability to use its net operating loss carryforwards and other future tax benefits. The Amendment, which was unanimously approved by the Company’s board of directors, increases the purchase price for each one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) from $13.50 to $30.00 per one one-thousandth of a share of Preferred Stock. The Amendment also extends the expiration date of the Rights Agreement from March 27, 2017 to March 27, 2019, effective upon the approval of a majority of the votes cast by the Company’s stockholders present in person or by proxy and voting on such matter at the Company’s next annual meeting of stockholders.

The Rights Agreement is described in and included as an exhibit to the Company’s Current Report on Form 8-K filed March 27, 2014. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
4.1	Amendment No. 1, dated as of August 12, 2015, to Section 382 Rights Agreement, between Green Brick Partners, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date: August 14, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amendment No. 1, dated as of August 12, 2015, to Section 382 Rights Agreement, between Green Brick Partners, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.